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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of First Capital, Inc. on Form S-4 of our report dated January 15, 1999 relating to the consolidated financial statements of HCB Bancorp and Subsidiary appearing in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus.



/s/ Monroe Shine & Co., Inc.
    ------------------------
     New Albany, Indiana

     September 15, 1999